SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant {x} Filed by a Party other than the Registrant { } Check the appropriate box: { } Preliminary Proxy Statement { } Confidential, for use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
{X} Definitive Proxy Statement
{ } Definitive  Additional Materials
{ } Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         WINTRUST FINANCIAL CORPORATION

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
{X} No fee required.
{ } Fee  computed on table below per Exchange  Act Rules  14a-6(i)(1)  and 0-11

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

{ } Fee paid previously with preliminary materials:
{ } Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:

                         WINTRUST FINANCIAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 28, 1998


         The 1998 Annual Meeting of Shareholders of Wintrust Financial Corporation will be held at the Deer Path Inn, 255 East Illinois Road, Lake Forest, Illinois 60045, on Thursday, May 28, 1998, at 2:00 p.m. local time, for the following purposes:

          1. To elect eight Class II directors to hold office for a three-year term;

          2. To transact such other business as may properly come before the Meeting and any adjournment thereof.

The record date for determining shareholders entitled to notice of, and to vote at, the Meeting is the close of business on April 20, 1998.

                                           By order of the Board of Directors,

                                           Edward J.  Wehmer
                                           Secretary

April 28, 1998


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                         WINTRUST FINANCIAL CORPORATION
                               727 North Bank Lane
                           Lake Forest, Illinois 60045


                                 PROXY STATEMENT
                         FOR THE 1998 ANNUAL MEETING OF
                 SHAREHOLDERS TO BE HELD THURSDAY, MAY 28, 1998


         These proxy materials are furnished in connection with the solicitation by the Board of Directors of Wintrust Financial Corporation ("the Company"), an Illinois corporation, of proxies to be used at the 1998 Annual Meeting of Shareholders of the Company (the "Annual Meeting of Shareholders" or "Annual Meeting") and at any adjournment of such meeting.

         You are cordially invited to attend the Company's Annual Meeting of Shareholders to be held on May 28, 1998, at 2:00 p.m. CST, at the Deer Path Inn, 255 East Illinois Road, Lake Forest, Illinois 60045.

PROXIES, OUTSTANDING VOTING SECURITIES, AND SHAREHOLDERS ENTITLED TO VOTE

         The Board of Directors has fixed the close of business on April 20, 1998 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, the Company had outstanding 8,137,272 shares without par value Common Stock ("Common Stock"). Each outstanding share of Common Stock entitles the holder to one vote.

         Proxies received from shareholders in proper form will be voted at the meeting and, if specified, as directed by the shareholder. Unless contrary instructions are given, the proxy will be voted at the meeting for the election of each of the nominees for Class II Director, as set forth below and, in accordance with the best judgment of the persons voting the proxies, any other business which may properly come before the meeting and be submitted to a vote of the shareholders. Abstentions and broker non-votes are counted as shares present for the purpose of determining whether the shares represented at the meeting constitute a quorum. Under Illinois law and the Company's By-laws, directors are elected by a plurality of votes cast. With respect to brokers who are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers, those shares WILL NOT be included in the vote totals. A proxy may be revoked at any time prior to its exercise by means of a written revocation or a properly executed proxy bearing a later date. Shareholders having executed and returned a proxy who attend the meeting and desire to vote in person are requested to so notify the Secretary of the Company prior to or at the time of a vote taken at the meeting.

         Your vote is important. Because many shareholders cannot personally attend the Annual Meeting, it is necessary that a large number be represented by proxy. Whether or not you plan to attend the meeting in person, prompt return of your proxy card in the postage-paid envelope provided will be appreciated.

         This Proxy Statement is being mailed to shareholders on or about May 4, 1998.

COST OF PROXY SOLICITATION

         The cost of soliciting proxies has been or will be borne by the Company. Directors, officers, employees and agents of the Company may solicit proxies in person or by mail, telephone, facsimile transmission and other means. Directors, officers and employees will receive no additional compensation for solicitation services. Brokerage houses, nominees, fiduciaries and other custodians have been requested to forward soliciting materials to the beneficial owners of shares of record held by them and will be reimbursed for their expenses.


                              ELECTION OF DIRECTORS

         The By-laws of the Company as amended by the Board of Directors at its July 23, 1997 meeting provide that the number of directors of the Company shall be twenty-four (24), divided into three classes of eight Directors who are elected to hold office for staggered three-year terms. Messrs. Rusin and Graft and Ms. Horne were appointed by the Board of Directors to fill the three vacancies created when the size of the Board of Directors was increased to 24 from 21. Currently, there are 23 members of the Board of Directors with one vacancy in Class II due to the resignation in 1997 of James C. Knollenberg.

         Each year the shareholders elect members of one class of Directors for a term of three years. The term of office of those persons currently serving as Class II Directors will expire at this Annual Meeting of Shareholders. The term of those persons currently serving as Class III Directors expires at the Annual Shareholder Meeting to be held in 1999; the term of Class I Directors expires at the Annual Shareholder Meeting to be held in 2000.

         The eight persons named below have been nominated for election as Class II directors for a term to end at the Annual Meeting of Shareholders in the year 2001 or until their successors are elected and qualified. All of the nominees have indicated a willingness to serve, and the Board of Directors has no reason to believe that any of the nominees will not be available for election. However, if any of the nominees is not available for election, proxies may be voted for the election of other persons selected by the Board of Directors. Proxies cannot, however, be voted for a greater number of persons than the number of nominees named. Shareholders of the Company have no cumulative voting rights with respect to the election of directors.

         The following sections set forth the names of nominees, continuing directors, retiring director and "Named Executive Officers," as defined in the Summary Compensation Table, their ages, a brief description of their recent business experience, including present occupation and employment, certain directorships held by each, the year in which they became a director of the Company, and the year in which director terms expire. Director positions in the Company's subsidiaries are included in the biographical information set forth below. Such subsidiaries include Lake Forest Bank & Trust Company ("Lake Forest Bank"), Hinsdale Bank & Trust Company ("Hinsdale Bank"), North Shore Community Bank & Trust Company ("North Shore Bank") and Libertyville Bank & Trust Company ("Libertyville Bank"), Barrington Bank & Trust Company ("Barrington Bank"),
Crystal Lake Bank & Trust Company ("Crystal Lake Bank"), Crabtree Capital Corporation ("Crabtree") and First Insurance Funding Corp. ("FIFC").

            NOMINEES TO SERVE AS CLASS II DIRECTORS UNTIL THE ANNUAL
                    MEETING OF SHAREHOLDERS IN THE YEAR 2001

BRUCE K. CROWTHER (46), DIRECTOR NOMINEE Mr. Crowther has served as President and Chief Executive Officer of Northwest Community Healthcare, Northwest Community Hospital and certain of its affiliates since January 1992. Prior to that time he served as Executive Vice President and Chief Operating Officer from 1989 to 1991. He is a Fellow of the American College of Healthcare Executives. Mr. Crowther is Chairman of the Board of Directors of the Illinois Hospital and Health Systems Association as well as a member of the boards of directors of the Chicago Hospital Risk Pooling Program and Dianon Systems, Inc. Mr. Crowther is a Director of Barrington Bank.

MAURICE F. DUNNE, JR. (71), DIRECTOR SINCE 1996 Mr. Dunne has been the President of Maurice F. Dunne Ltd., an educational consulting firm, since September 1991. Prior thereto, he served as President of the Lake Forest Graduate School of Management, Lake Forest, Illinois for more than 25 years. Mr. Dunne also served as the chief operating officer of the Northern Illinois Business Association from September 1991 to June 1993. Mr. Dunne is a Director of Lake Forest Bank and North Shore Bank. Mr. Dunne is currently a Class II Director of the Company whose term expires at the 1998 Annual Meeting of Shareholders.

WILLIAM C. GRAFT (36), DIRECTOR SINCE 1997 Mr. Graft is the sole shareholder and President of his law firm, with a practice concentrated in corporate, finance and commercial real estate law. Until December 1996, Mr. Graft was a partner in the national law firm of Keck Mahin & Cate. Mr. Graft is also a principal and general partner of several real estate investment partnerships and corporations. He serves on the Advisory Board of the Barrington Area Arts Council. Mr. Graft is a Director of Barrington Bank. Mr. Graft is currently a Class II Director of the Company whose term expires at the 1998 Annual Meeting of Shareholders.

MARGUERITE SAVARD MCKENNA (55), DIRECTOR SINCE 1996 Ms. McKenna, an attorney, has practiced law in Wilmette since 1983. She is a member of the Rotary Club, the Wilmette Chamber of Commerce and the North Suburban Bar Association. Ms. McKenna is a Director of North Shore Bank. Ms. McKenna is currently a Class II Director of the Company whose term expires at the 1998 Annual Meeting of Shareholders.

ALBIN F. MOSCHNER (45), DIRECTOR SINCE 1996 Since September 1997, Mr. Moschner has been President and Chief Executive Officer of Millecom, LLC, a development stage internet communication company. From August 1996 to August 1997, he served as Vice Chairman and director and an officer of Diba, Inc., a development stage internet technology company. Mr. Moschner served as President and CEO and a director of Zenith Electronics, Glenview, Illinois, from 1991 to July 1996.
Previously he held the positions of Chief Operating Officer and Senior Vice President of Operations of Zenith. Mr. Moschner is also a director of Polaroid Corporation and Pella Windows Corporation. He serves as a Director of Lake Forest Bank. Mr. Moschner is currently a Class II Director of the Company whose term expires at the 1998 Annual Meeting of Shareholders.

INGRID S. STAFFORD (44), DIRECTOR NOMINEE Ms. Stafford has held various positions since 1977 with Northwestern University, where she is currently Associate Vice President for Finance and Controller. She has been a Director of Wittenberg University since 1993. She is a member of the National Association of College and University Business Officers. Ms. Stafford is also the former President of the Board of Directors of Childcare Network of Evanston and chair of the Board of Directors of the Evanston McGaw YMCA. Ms. Stafford is a Director of North Shore Bank.

JANE R. STEIN (53), DIRECTOR SINCE 1996 Since 1983, Ms. Stein has been the Executive Director of the Lake County Medical Society, Vernon Hills, Illinois, a not-for-profit professional association for physicians in Lake County. Ms. Stein is a Director of Libertyville Bank. Ms. Stein is currently a Class II Director of the Company whose term expires at the 1998 Annual Meeting of Shareholders.

KATHARINE V. SYLVESTER (58), DIRECTOR SINCE 1996 Since November 1997, Ms. Sylvester has been the Office Manager for Fibrex Sales, Ltd. Ms. Sylvester has been active in civic affairs in the Hinsdale area for many years. She is on the Board of Trustees of the Hinsdale Community House and is an Associate Member of the Women's Auxiliary of the Robert Crown Center for Health Education. Ms. Sylvester is a Director of Hinsdale Bank. Ms. Sylvester is currently a Class II Director of the Company whose term expires at the 1998 Annual Meeting of Shareholders.

           CLASS I - CONTINUING DIRECTORS SERVING UNTIL THE YEAR 2000

ALAN W. ADAMS (32), DIRECTOR SINCE 1996 Mr. Adams has been Vice President/Lending at Lake Forest Bank since August 1993 after obtaining his law degree. He is licensed to practice law in the State of Illinois and is a member of the Illinois and American Bar Associations. Prior to law school and his association with Lake Forest Bank, Mr. Adams was the Senior Financial and Strategic Analyst for Crabtree from March through August 1990. From 1987 through 1989, Mr. Adams was a commercial lending representative for Harris Trust and Savings Bank, specializing in banking relationships with companies in the food and agribusiness industries. Mr. Adams serves on the board of directors of the Gorton Community Center and the Associate Board of the Lake Forest Open Lands Association. He is the son of Howard D. Adams.

HOWARD D. ADAMS (65), DIRECTOR SINCE 1996 Mr. Adams has served as the Chairman and Chief Executive Officer of Wintrust Financial Corporation since the formation of the Company as a holding company in 1996 through its reorganization. He was a principal organizer of each of its subsidiaries. The Company has announced Mr. Adams' plans to retire from the Company effective as of the Annual Meeting of Shareholders. He is currently the Chairman and a Director of Crabtree, Lake Forest Bank, Libertyville Bank, Barrington Bank, Crystal Lake Bank and FIFC, and he is the Vice-Chairman and a Director of Hinsdale Bank. He also serves as a director of North Shore Bank. Mr. Adams is a Trustee of the Chicago Horticultural Society and Colby College of Waterville, Maine (retired) and is a member of the Lake Forest Open Lands Association.

JAMES E. MAHONEY (60), DIRECTOR SINCE 1996 From 1978 to present, Mr. Mahoney has been the owner and President of Heidi's Cheese Products, Inc., Mundelein, Illinois. Mr. Mahoney is a Director of Libertyville Bank.

JAMES B. MCCARTHY (46), DIRECTOR SINCE 1996 From 1991 to present, Mr. McCarthy has been Chairman and Chief Executive Officer of Gemini Consulting Group, Inc., Oak Brook, Illinois, an international management consulting firm focusing on the health care industry. Mr. McCarthy is a Director of Hinsdale Bank.

J. CHRISTOPHER REYES (44), DIRECTOR SINCE 1996 Mr. Reyes is Chairman of Reyes Holdings which owns businesses in beverage distribution, food distribution and processing with headquarters in Lake Forest, IL. Mr. Reyes serves on the board of directors of the Boys & Girls Clubs of Chicago and the Childrens Memorial Hospital. Mr. Reyes is a Director of Lake Forest Bank.

PETER RUSIN (45), DIRECTOR SINCE 1997 Since 1994, Mr. Rusin has served as Executive Director of JFK Health World, a not for profit children's health education center and museum, located in Barrington, Illinois. Mr. Rusin is a Director of Barrington Bank.

LEMUEL H. TATE, JR. (71), DIRECTOR SINCE 1996 From 1982 to 1988, Mr. Tate was an executive with Northwestern Telecommunication Services (now known as Northwestern Technologies Group) which is a venture partnership jointly owned by Northwestern University and Northwestern Memorial Hospital Group. He retired as President and Chief Operating Officer of the company in 1988. Since 1988, he has been active in volunteer work in the local Chicago area. He is a member of the Evanston Rotary Club and is active in the International Executive Service Corps. Since its inception, Mr. Tate has been Chairman and a Director of North Shore Bank, which opened in 1994.

EDWARD J. WEHMER (44), DIRECTOR SINCE 1996 Mr. Wehmer is President and Chief Operating Officer of Wintrust Financial Corporation. For the past six years, he has been the President of Lake Forest Bank. He was one of the principal organizers of each of the banking subsidiaries and serves as the Vice Chairman and a Director of FIFC and as a Director of each of the subsidiary Banks. Prior to joining the Company, Mr. Wehmer was, from 1985 to 1991, Senior Vice President, Chief Financial Officer, and a director of River Forest Bancorp, Chicago, Illinois. Mr. Wehmer is also a certified public accountant and earlier in his career spent seven years with the accounting firm of Ernst & Whinney specializing in the banking field and particularly in the area of bank mergers and acquisitions. Mr. Wehmer is a Trustee of Barat College, Lake Forest, Illinois, and is involved in several other charitable and fraternal organizations.

          CLASS III - CONTINUING DIRECTORS SERVING UNTIL THE YEAR 1999

JOSEPH ALAIMO (67), DIRECTOR SINCE 1997 Mr. Alaimo has been Director of Trust Investments at Lake Forest Bank since December 1994. Prior to joining Lake Forest Bank, he was employed for more than 30 years by Continental Bank, where he served most recently as Director of Investor Relations. Mr. Alaimo held various senior positions in the trust department at Continental Bank before he became their Director of Investor Relations.

PETER CRIST (46), DIRECTOR SINCE 1996 Mr. Crist is President of Crist Partners, Ltd., an executive search firm he founded in 1995. Immediately prior thereto he was the Managing Director of the Chicago office of Russell Reynolds Associates, Inc., the largest executive search firm in the Midwest, where he was employed for more than 18 years. He is a Director of Hinsdale Bank.

KATHLEEN R. HORNE (54), DIRECTOR SINCE 1997 Mrs. Horne is a former elementary school teacher. For 13 years she was Vice President of the International
Creative Group - London/Chicago Ltd., a creative-marketing consultancy. From 1995 to 1997, she served as President of the Woman's Board of the Chicago
Horticultural Society and as a member of the Board of Directors of that organization. Currently, Mrs. Horne is National Chairman of the Flower Arranging Study Group of The Garden Club of America. She is a Director of Barrington Bank.

JOHN S. LILLARD (67), DIRECTOR SINCE 1996 Mr. Lillard spent more than 15 years as an executive with JMB Institutional Realty Corporation, a real estate investment firm, where he served as President from 1979 to 1991 and as Chairman-Founder from 1992 to 1994. In addition, Mr. Lillard serves as a director of Cintas Corporation and Stryker Corporation. Mr. Lillard was a general partner of Scudder Stevens & Clark until joining JMB in 1979. Mr. Lillard is a Director of Lake Forest Bank.

HOLLIS W. RADEMACHER (62), DIRECTOR SINCE 1996 Mr. Rademacher is currently self-employed as a business consultant and private investor. He has participated with Mr. Adams and Mr. Wehmer as an organizer of five of the six Banks. From 1957 to 1993, Mr. Rademacher held various positions, including Officer in Charge, U.S. Banking Department and Chief Credit Officer, of Continental Bank, N.A., Chicago, Illinois, and from 1988 to 1993 held the position of Chief Financial Officer. Mr. Rademacher is a director of Schawk, Inc., Cityscape Financial Corp. and College Television Network, as well as several other private business enterprises. He currently serves as a Director of each of each of the subsidiary Banks and FIFC.

JOHN N. SCHAPER (46), DIRECTOR SINCE 1996 Since 1991, Mr. Schaper has been a general agent for American United Life Insurance Company. Mr. Schaper is a Director of Libertyville Bank.

JOHN J. SCHORNACK (67), DIRECTOR SINCE 1996 Mr. Schornack is the former Chairman and CEO of KraftSeal Corporation, Lake Forest, Illinois, and retired Chairman of Binks Sames Corporation, Chicago, Illinois. From 1955 to 1991, Mr. Schornack was with Ernst & Young, serving most recently as Vice Chairman and Managing Partner of the Midwest Region. He is a Life Trustee of the Chicago Symphony Orchestra and a trustee of the Graham Foundation. He also is the retired Chairman of the Board of Trustees of Barat College, Lake Forest, Illinois. Mr. Schornack is a Director of North Shore Bank.

LARRY WRIGHT (58), DIRECTOR SINCE 1996 For the past 34 years, Mr. Wright has been Vice President of Milbank Corporation, Chicago, Illinois, an investment advisory firm. Mr. Wright also serves as a director of Milbank Corporation.

                               RETIRING DIRECTOR


EUGENE HOTCHKISS III (70), DIRECTOR SINCE 1996 Mr. Hotchkiss served as the President of Lake Forest College from 1970 to 1993 and has been the President Emeritus of Lake Forest College since 1993. Since 1994, Mr. Hotchkiss has been Senior Fellow of the Foundation for Independent Higher Education, Chicago, Illinois and since 1996 has been Senior Fellow of the Association of Governing Boards, Washington, D.C. Mr. Hotchkiss is a Director of Lake Forest Bank.

BOARD OF DIRECTORS' COMMITTEES AND COMPENSATION

BOARD OF DIRECTORS COMMITTEES

         Members of the Company's Board of Directors have been appointed to serve on various committees of the Board of Directors. The Board of Directors has established three committees: (i) the Executive Committee; (ii) the Compensation and Nominating Committee; and (iii) the Audit Committee.

         Executive Committee. The Executive Committee currently consists of Messrs. Rademacher (Chairman), Alan Adams, McCarthy, Schaper, Tate, Wehmer and Wright and Ms. McKenna. The Executive Committee is authorized to exercise certain of the powers of the Board, subject to ratification by the full Board, and meets as needed, usually in situations where it is not feasible to take action by the full Board. No Executive Committee meetings were held during 1997.

         Compensation and Nominating Committee. Currently, the members of the Compensation and Nominating Committee are Messrs. Crist (Chairman), Dunne, Hotchkiss, Lillard, Mahoney, Rademacher and Reyes. Mr. Howard D. Adams also served as a member of the Committee until April 1998. The Compensation and Nominating Committee is responsible for reviewing the Company's compensation policies and administering the Company's employee benefit and stock incentive programs, and reports to the Board regarding executive compensation recommendations. This Committee also functions as a nominating committee to propose to the full Board a slate of nominees for election as directors. During 1997, seven Compensation Committee meetings were held.

         Audit Committee. The Audit Committee is composed entirely of outside directors who are not now, and have never been, officers of the Company. Currently, the members of the Audit Committee are Messrs. Schornack (Chairman), Rademacher and Moschner and Ms. Stein and Ms. Sylvester. The Audit Committee is responsible for oversight of the Company's accounting, reporting and financial controls practices, reports to the Board regarding audit activities and examinations, and annually reviews the qualifications of independent auditors. During 1997, three Audit Committee meetings were held.

BOARD OF DIRECTORS COMPENSATION

         Non-employee members of the Board of Directors are compensated by the Company at the rate of $500 for each Board of Directors meeting attended and $200 for each committee meeting attended. There were five meetings of the Board of Directors during 1997. Those Directors who serve on the subsidiary boards of directors are also entitled to compensation for such service. Employee members of the Board of Directors receive no Board of Director compensation.

         For the period during 1997 in which they served, all of the directors attended at least 75% of the total number of meetings held of the Board and those Committees on which they served, except that Ms. Horne and Mr. Rusin were each absent from the one Board meeting held in 1997 after their appointment to the Board.

DEFERRED COMPENSATION FOR NON-EMPLOYEE DIRECTORS

         The Wintrust Financial Corporation Deferred Director Fee Plan allows non-employee Directors to elect to defer receipt of director fees due such Directors. The deferred director fees are payable at the Director's option as a lump sum or in installments over a period not to exceed ten years. Payments under the plan, which are an unfunded obligation of the Company, begin at the date specified by the director or upon cessation of service as a Director, and bear interest at a market rate of interest until paid.


                        EXECUTIVE OFFICERS OF THE COMPANY

         The Company's Executive Officers are elected annually by the Company's Board of Directors at the first meeting of the Board following the Annual Meeting of Shareholders. Certain information regarding those persons serving as the Company's Executive Officers is set forth below.

Howard D. Adams (65) -- Chairman and Chief Executive Officer - Mr. Adams has served as the Company's Chairman and Chief Executive Officer since the formation of Wintrust Financial Corporation as a holding company in 1996. The Company has announced Mr. Adams' plans to retire from the Company effective as of the Annual Meeting of Shareholders. See the description above under "Election of Directors" for additional biographical information.

Edward J. Wehmer (44) -- President and Chief Operating Officer - Mr. Wehmer serves as the Company's President and performs the functions of the Chief Operating Officer. Accordingly, he is responsible for overseeing the execution of the Company's day-to-day operations and strategic initiatives. Mr. Wehmer also serves as President of Lake Forest Bank. See the description above under " Election of Directors" for additional biographical information.

David A. Dykstra (37) -- Executive Vice President, Chief Financial Officer and Treasurer - Mr. Dykstra serves as the Company's Chief Financial Officer and oversees all financial affairs of the Company, including internal and external financial reporting. Prior thereto, Mr. Dykstra was employed from 1990 to 1995 in a similar capacity by River Forest Bancorp, Inc., Chicago, Illinois, most recently holding the position of Senior Vice President and Chief Financial Officer. Prior to his association with River Forest Bancorp, Mr. Dykstra spent seven years with KPMG Peat Marwick LLP, most recently holding the position of Audit Manager in the Financial Institutions practice. In addition to various civic and charitable activities, Mr. Dykstra is a Trustee of the Village of Lake Villa. Mr. Dykstra is a Director of Libertyville Bank and FIFC.

Lloyd M. Bowden (44) -- Executive Vice President -- Technology - Mr. Bowden serves as Executive Vice President - Technology for the Company and is responsible for planning, implementing and maintaining all aspects of the subsidiary banks' internal data processing systems and technology designed to service the subsidiary banks' customer base. Mr. Bowden joined the Company in April 1996 to serve as the Director of Technology with responsibility for implementing technological improvements to enhance customer service capabilities and operational efficiencies. Prior thereto, he was employed by Electronic Data Systems, Inc. in various capacities since 1982, most recently in an executive management position with the Banking Services Division and previously in the Banking Group of the Management Consulting Division.

Robert F. Key (43) -- Executive Vice President -- Marketing - Mr. Key serves as the Executive Vice President - Marketing for the Company and directs all advertising and marketing programs for each of the subsidiary banks. Mr. Key joined the Company in March 1996 to serve as Executive Vice President of Marketing. From 1978 through March 1996, Mr. Key was a Vice President/Account Director at Leo Burnett Company where he most recently had responsibility for the $30 million advertising budget of a business with $600 million in sales.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Common Stock as of the Annual Meeting Record Date, with respect to (i) each Director and executive officer of the Company; (ii) all Directors and executive officers of the Company as a group; and (iii) any shareholder known to hold in excess of 5% of any class of the Company's voting securities.

                                             AMOUNT OF             CURRENTLY                TOTAL
                                           COMMON SHARES          EXERCISABLE             AMOUNT OF             TOTAL
                                            BENEFICIALLY           OPTIONS &              BENEFICIAL         PERCENTAGE
                                              OWNED(1)            WARRANTS (1)           OWNERSHIP(1)         OWNERSHIP
                                             ----------          --------------         --------------       -----------
DIRECTORS
Alan W. Adams(2).......................         192,788                50,737                243,525              2.97%
Howard D. Adams(3)**...................         469,997                15,529                485,526              5.96%
Joseph Alaimo..........................           6,895                 7,255                 14,150              *
Peter Crist............................          28,884                 2,672                 31,556              *
Maurice F. Dunne, Jr...................          44,802                 9,415                 54,217              *
William C. Graft.......................           1,000                    --                 1,000               *
Kathleen R. Horne......................             500                    --                   500               *
Eugene Hotchkiss III...................           3,739                 1,296                  5,035              *
John S. Lillard........................          46,260                 4,507                 50,767              *
James E. Mahoney.......................           8,720                 1,208                  9,928              *
James B. McCarthy......................          13,840                 2,551                 16,391              *
Marguerite Savard McKenna..............          15,074                 4,156                 19,230              *
Albin F. Moschner......................          18,869                    --                 18,869              *
Hollis W. Rademacher...................          51,007                 9,864                 60,871              *
J. Christopher Reyes...................         153,940                 4,005                157,945              1.94%
Peter Rusin............................           1,000                    --                 1,000               *
John N. Schaper........................           1,207                 1,208                  2,415              *
John J. Schornack......................           8,766                 3,804                 12,570              *
Jane R. Stein..........................              --                 1,208                  1,208              *
Katharine V. Sylvester.................           3,120                 2,793                  5,913              *
Lemuel H. Tate.........................          15,879                 6,070                 21,949              *
Edward J. Wehmer**.....................         146,000               150,409                296,409              3.58%
Larry Wright(4)........................         429,865                28,492                458,357              5.61%

NON-DIRECTOR EXECUTIVE OFFICERS
-------------------------------
Lloyd M. Bowden........................          15,641                 9,034                 24,675              *
David A. Dykstra.......................          17,424                19,176                 36,600              *
Robert F. Key..........................          22,152                14,069                 36,221              *
                                              ---------               -------             ----------           -------
  Total Directors & Exec. Officers.....       1,717,369               349,458              2,066,827             24.35%
                                              =========               =======             ==========           =======

DIRECTOR NOMINEES NOT CURRENTLY SERVING
---------------------------------------
Bruce K. Crowther......................             645                    --                   645               *
Ingrid S. Stafford.....................           2,992                 3,887                  6,879              *

OTHER SIGNIFICANT SHAREHOLDER
-----------------------------
Emmett McCarthy(5).....................         397,402                93,302                490,704              5.96%
------------------------------------------

*    Less than 1%
**   Denotes person serving as Director and as an executive officer.

                                     - 8 -

(1) Beneficial ownership percentages are calculated in accordance with SEC Rule 13d-3 promulgated under the Securities Exchange Act of 1934.

(2) Includes shares held in certain family trusts for the benefit of Alan W. Adams and with respect to which he has shared voting and investment power. Also includes shares held by Mr. Adams' wife. Additionally, the shares presented include 2,050 shares held in trust for his minor son with respect to which Mr. Alan Adams disclaims beneficial ownership. Does not include shares held in certain other family trusts (for which Alan W. Adams does not act as co-trustee but of which Alan Adams or his son is a direct or indirect beneficiary) and does not include shares held directly by, or indirectly through other family trusts for the benefit of, Sarah K. Adams, Alan W. Adams' sister. See footnote (5) below. Sarah K. Adams and Alan W. Adams are the two adult children of Howard D. Adams.

(3) Includes shares held in certain family trusts for the benefit of Howard D. Adams' children or in charitable foundations with respect to which either Mr. Adams or his wife has voting power and with respect to which Mr. Adams disclaims beneficial ownership. Does not include shares held directly by, or indirectly through certain other family trusts (for which neither Mr. Adams nor his wife act as co-trustees) for the benefit of, Mr. Adams' two adult children. The address of Mr. Adams is c/o the Company at 727 North Bank Lane, Lake Forest, Illinois 60045.

(4) Includes (i) 21,433 shares and 4,667 shares subject to Warrants held directly by Larry Wright; (ii) 3,000 shares held by Milbank Corporation ("Milbank") of which Mr. Wright is an officer, director and sole shareholder and with respect to which shares he exercises shared voting and investment power; (iii) 8,721 shares and 1,092 shares subject to Warrants held by an employee retirement plan of Milbank of which Mr. Wright is a trustee with shared voting and investment power; (iv) 391,884 shares and 22,733 shares subject to Warrants held in Deerpath Investments LLP, a limited partnership ("Deerpath"), to which Milbank serves as investment advisor and with respect to which Mr. Wright exercises shared voting and investment power; and (v) 4,827 shares held in certain family trusts of another officer of Milbank with respect to which Mr. Wright acts as co-trustee and exercises shared voting power. The address of Mr. Wright is 135 South LaSalle Street, Chicago, Illinois 60603.

(5) Includes 16,367 shares owned by Emmett D. McCarthy and his family. Also reflects 176,311 shares, 28,962 shares subject to Warrants, and 17,689 shares subject to Options held by the Alan W. Adams Family Trust and 176,470 shares, 28,962 shares subject to Warrants, and 17,689 shares subject to Options held by the Sarah K. Adams Family Trust, irrevocable trusts for which Emmett D. McCarthy and either Alan W. Adams or Sarah K. Adams, respectively, serve as co-trustees. The beneficiaries of the respective trusts are Alan W. Adams and Sarah K. Adams, respectively, the two adult children of Howard D. Adams. Mr. McCarthy disclaims beneficial ownership of all such shares. Also reflects 28,254 shares held by the Sarah Katherine Adams Trust, an irrevocable trust for which Emmett D. McCarthy serves as trustee, the beneficiary of which trust is Sarah K. Adams. The address of Mr. McCarthy, as Trustee, is c/o the Company at 727 North Bank Lane, Lake Forest, Illinois 60045. See footnote (2) above regarding beneficial ownership of Alan W. Adams, a vice president of Lake Forest Bank and a Director of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table summarizes the compensation paid by the Company and its subsidiaries to the Chairman and Chief Executive Officer and the four other executive officers (the "Named Executive Officers") during 1997, 1996 and 1995.

                                                            SUMMARY COMPENSATION TABLE
                               ----------------------------------------------------------------------------------
                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                   ANNUAL COMPENSATION                    AWARDS
                                             ----------------------------------      -----------------

                                                                           OTHER
                                                                          ANNUAL       SECURITIES      ALL OTHER
                                                                          COMPEN-      UNDERLYING       COMPEN-
           NAME AND                              SALARY        BONUS     SATION(1)      OPTIONS/       SATION(2)
      PRINCIPAL POSITION            YEAR            ($)         ($)          ($)         SARS (#)           ($)
      ------------------            ----         -------      ------     --------     ------------     --------

Howard D. Adams                      1997       465,000         55,000      6,504        30,000(7)           --
Chairman and Chief                   1996(3)    331,250         40,000        373              --            --
     Executive Officer               1995(3)    190,000         43,000        629              --            --

Edward J. Wehmer                     1997       425,000         40,000     12,420        20,000(7)          881
President & Chief                    1996       395,000         40,000      6,431        36,730(4)        1,224
   Operating Officer                 1995       326,250         43,000      5,935              --         3,482

David A. Dykstra                     1997       176,000         35,000      6,862          18,000           980
Executive Vice President &           1996       155,000         32,000      4,790           6,824           582
   Chief Financial Officer           1995(5)     80,889         12,000      2,486          30,880            --

Robert F. Key                        1997       165,000         25,000      6,233          10,000           434
Executive Vice President &           1996(5)(6) 121,634         40,000      1,116          29,100            --
   Director of Marketing             1995           N/A            N/A        N/A              --            --

Lloyd M. Bowden                      1997       128,000         15,000      2,533           8,000           296
Executive Vice President &           1996(5)(6)  90,000         20,000      2,745          18,670            --
   Director of Technology            1995           N/A            N/A        N/A              --            --
--------------------------------------------

(1) Other annual compensation represents the sum of compensation for the use of a Company car and/or the payment of club dues.

(2) Represents compensation to the executive officer for the aggregate life insurance premium paid on behalf of the named executive officer by the Company or other miscellaneous compensation.

(3) Howard D. Adams also received a salary from HDA Capital Corporation ("HDA Capital") of $50,000 for 1995. Such amount is not included as compensation in the above table. HDA Capital was paid consulting fees and expenses by Crabtree (a predecessor corporation of the Company) for services of Mr. Adams and other personnel of $95,548 and $142,692 for the years ended December 31, 1996 and 1995, respectively. Subsequent to the 1996 Reorganization, these consulting fees were discontinued. HDA Capital is owned by the Alan W. Adams Family Trust and the Sarah K. Adams Family Trust.

(4) Represents awards under "Phantom Stock Agreements" entered into in 1996, by two of the Company's predecessor corporations, pursuant to which Mr. Wehmer became entitled to cash payments equal to any appreciation until exercised in the value of an aggregate of 36,730 shares of Common Stock over fair market value as of the date of the agreements (the weighted average fair market value as of the date of the agreements was $12.06 per share after adjustments resulting from the Reorganization). Mr. Wehmer exercised these stock appreciation rights in 1997.

(5) Reflects compensation for partial year service. The 1996 base salaries for Messrs. Key and Bowden were $150,000 and $120,000, respectively, and the 1995 base salary for Mr. Dykstra was $140,000.

(6)  Includes signing bonuses of $15,000 and $10,000,  respectively,  for Robert
     F. Key and Lloyd M. Bowden.

(7) Represents grants of options approved in January 1998 with respect to executives' service in 1997.


OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The table below summarizes for each Named Executive Officer certain information about options which were granted by the Company under the 1997 Stock Incentive Plan with respect to the executives' service in 1997. All options were granted at per share exercise prices equal to or greater than the fair market value per share on the date of grant.


                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                             % OF TOTAL                                  POTENTIAL REALIZABLE
                              NUMBER OF       OPTIONS/                                     VALUE AT ASSUMED
                                SHARES          SARS                                        ANNUAL RATES OF
                              UNDERLYING     GRANTED TO    EXERCISE                           STOCK PRICE
                               OPTIONS/       EMPLOYEES     OR BASE                          APPRECIATION
                                 SARS         IN FISCAL      PRICE     EXPIRATION        FOR OPTION/SAR TERM
           NAME                 GRANTED           YEAR      ($/SH)          DATE                5%          10%
           ----                 -------          -----      -------         ----          --------      -------
Howard D. Adams............     30,000(2)         7.49%    $   18.00     1/22/08        $  339,603   $  860,621
Edward J. Wehmer...........     20,000(2)         4.99%        18.00     1/22/08           226,402      573,747
David A. Dykstra...........       18,000          4.49%        18.00    12/05/07           203,762      516,373
Robert F. Key..............       10,000          2.50%        18.00    12/05/07           113,201      286,873
Lloyd M. Bowden............        8,000          2.00%        18.00    12/05/07            90,561      229,499
-------------------------------------------------

(1) Pursuant to the terms of the option awards, all such Options vest in 20% annual increments beginning on February 28, 1999 with an additional 20% vesting on February 28 of each of the next four succeeding years.

(2) Represents option grants approved in 1998 with respect to executives service in 1997.

AGGREGATED OPTION/SAR EXERCISES AND YEAR-END VALUES

     The following table summarizes for each Named Executive Officer the number of shares of Common Stock subject to outstanding Options/SARs and the value of such Options/SARs that were unexercised at December 31, 1997.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                     NUMBER OF
                                                               SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                               SHARES                               UNEXERCISED                IN-THE-MONEY
                           ACQUIRED ON           VALUE            OPTIONS/SARS AT            OPTIONS/SARS AT
           NAME           EXERCISE (#)       REALIZED ($)      DECEMBER 31, 1997 (#)      DECEMBER 31, 1997 ($)
           ----           ------------       ------------      ---------------------      ---------------------
                                                                    EXERCISABLE/               EXERCISABLE/
                                                                  UNEXERCISABLE(1)           UNEXERCISABLE(1)
                                                                 ------------------         -----------------

Howard D. Adams...........     7,341(2)        $  13,911         6,794 /  30,000(4)     $    62,903 /  $         0
Edward J. Wehmer..........    36,730(3)          279,662       131,271 /  20,000(4)       1,351,575 /             0
David A. Dykstra..........       --               --            17,736 /   37,968           109,143 /   102,531
Robert F. Key.............       --               --            14,069 /   25,031            57,541 /     61,951
Lloyd M. Bowden...........       --               --             8,066 /   18,064            34,930 /     42,472
----------------------------------------

(1) The numbers and amounts in the above table represent shares of Common Stock subject to Options/SARs granted by the Company or its predecessors that were unexercised as of December 31, 1997.

(2) Reflects shares acquired upon the exercise of options that had a 1997 expiration date, none of which have been sold.

(3) Reflects the number of shares underlying certain stock appreciation rights upon the exercise of which in 1997 Mr. Wehmer received a cash payment from the Company of $279,662. No shares were issued. See footnote (4) to the Summary Compensation Table.

(4)  Represents   option  grants  approved  in  January  1998  with  respect  to executives' service in 1997.

EMPLOYMENT AGREEMENTS

The Company entered into employment agreements with Messrs. Adams and Wehmer in 1996 following completion of the Reorganization transaction, and, during 1997, the Company entered into similar employment agreements with David A. Dykstra, Robert F. Key and Lloyd M. Bowden. The employment agreements contain confidentiality agreements and two-year non-compete provisions in the event of termination of employment for any reason, and provide for up to 24 months of severance pay based upon the executive's current base salary and prior year bonus amount in the event of (i) termination without cause, (ii) a change of control of the Company where the executive is not offered employment in a similar capacity; (iii) any other material reduction in duties and responsibilities or (iv) reduction in base annual compensation to less than 75% of the amount being earned as of the first date following the dates of the agreements. The annual base salaries as of the respective dates of such agreements for Messrs. Adams and Wehmer were $445,000 and $395,000, respectively, and for Messrs. Dykstra, Key and Bowden were $176,000, $165,000 and $128,000, respectively. The current annual base salaries of Messrs. Adams, Wehmer, Dykstra, Key and Bowden are $500,000, $450,000, $206,000, $180,000 and
$140,500, respectively. In addition to any increases in base salaries that may be agreed to from time to time, the executives are entitled to participate in any employee insurance and fringe benefit programs that may be established by the Company for its employees. The Company is currently evaluating the implications of Mr. Adams' upcoming retirement under the terms of his employment agreement.



COMPENSATION AND NOMINATING COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1997, Howard D. Adams, Chairman and Chief Executive Officer, served on the Compensation and Nominating Committee of the Company's Board of Directors that is responsible for determining compensation of the Company's executive officers. It is anticipated that there will be no insider participation on the Committee that determines 1998 executive compensation. Mr. Adams and Edward J. Wehmer, President of the Company, serve on the compensation committee of Lake Forest Bank which is responsible for determining the compensation of Lake Forest Bank's senior officers. Joseph Alaimo and Alan W. Adams, senior officers of Lake Forest Bank, are Directors of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         OVERALL COMPENSATION PHILOSOPHY: The Compensation and Nominating Committee of the Board of Directors (the "Committee") has the responsibility to monitor and implement the overall executive compensation program of the Company. The objectives of the Company's compensation policies are to enhance shareholder value; to create and sustain high performance; to attract and retain as executives individuals who can contribute substantially to the Company's short and long term goals; and to align the interests of executives with those of the shareholders of the Company. The philosophy is to provide competitive base salaries which reflect individual levels of responsibility and performance, annual bonuses based upon personal achievement and contributions to annual corporate performance, and stock-based incentive awards. The combined result is a strengthening of the mutuality of interest in the Company's long-term performance between its executive officers and the Company's shareholders. Howard D. Adams, who served as chairman of the Committee during 1997, did not participate in the approval process of compensation for Mr. Wehmer or himself.

         BASE SALARIES: Base salaries for executive officers are determined annually by comparing responsibilities of the position with those of other similar executive officer positions in the marketplace and long term performance. Annual salary adjustments are determined giving consideration to the Company's performance and the individual's contribution to that performance. While there are no specific performance weightings established, the salary recommendations are based on performance criteria such as:

     o financial performance of the Company with a balance between long and short term growth in earnings, revenue and asset growth;

     o    role in development and implementation of long term strategic plans;

     o    responsiveness  to changes in the financial  institution  marketplace;
          and

     o    growth and diversification of the Company.

         In the absence of similar de novo bank holding companies, it is difficult to identify appropriate peer group comparisons for the base salaries of the Company's executives. In addition, the Company's strategy is to pay executives very competitive salaries in an effort to attract and retain highly qualified, well-experienced individuals which, given the relatively young history of the Company, currently may be higher than those paid by comparably sized financial institutions.

         BONUSES: Executives may earn annual cash bonuses based upon a pay-for-performance philosophy which are determined at year-end. In recommending bonuses, the Committee considers the achievements of each executive officer for that year, as well as the Company's performance. The achievements may be quantitative or qualitative. Qualitative factors include but are not limited to commitment, dedication, demonstration of the entrepreneurial spirit, creativity and initiative, and attention to personnel relations.

         Given the size of the Company and its relatively early growth stage, the Committee believes it is feasible to evaluate the different individual contributions of each of the Company's executive officers, and, as a matter of policy, there have not been established specific Company or individual objectives for the awarding of bonuses. Accordingly, the policy used by the Board to set cash bonuses is considered subjective. The bonuses for each of the executive officers other than the President and the CEO were set at the levels recommended by management.

         STOCK OPTIONS: To ensure a direct connection between the executive officer interests and the shareholders of the Company, the Company has awarded and intends to award stock-based incentive opportunities which are longer term in nature than the base salary and annual bonus components of overall compensation. The incentives have been primarily in the form of stock options granted at exercise prices at or above fair market value on the date of grant. The intention is to incentivize employees to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the share price occurs over a specified number of years. The equity incentives awarded to executives with respect to 1997 employment were all in the form of stock option grants determined at year end. Such stock options were granted at exercise prices at or above fair market value on the date of grant and have a term of ten years.

         CHIEF EXECUTIVE OFFICER COMPENSATION: The factors discussed above in the "Base Salaries" section were the basis for determining the base salary of the Chief Executive Officer, Mr. Howard D. Adams. The Committee felt that a 4.5% increase, or $20,000 increase, in Mr. Adams' 1997 base salary to $465,000 from the year-end 1996 level of $445,000 was warranted based on creation of the Company through the reorganization transaction in September 1996, the growth of the Company during 1996, and other factors outlined above in the "Base Salaries" section.

The 1997 bonus amount and stock options awarded to Mr. Adams, which were determined prior to the announcement of his retirement, were based on the recognition by the members of the Committee of Mr. Adams' dedication to the success of the Company as exhibited through long-term vision, entrepreneurial spirit, hard work ethic, knowledge of the financial services industry and his ability to recruit a management team and community Board members with similar characteristics. In addition, the Committee considered the following corporate achievements:


         (1) The continuation of the growth of the Company as one of the fastest growing de novo banking operations in the seven state Midwest area since inception of its first bank subsidiary in late 1991.


         (2) The increase in the profitability of the Company to $4.8 million in 1997 from a loss of $973,000 in 1996; and, a $3.3 million increase in pre-tax earnings from a pre-tax loss of $2.3 million in 1996 to a pre-tax profit of $1.1 million in 1997. The related return on average assets and return on average equity also became positive in 1997, increasing to 0.56% and 7.88% , respectively.

         (3) The growth of the Company's assets, deposits and loans during 1997 of $347 million, $300 million and $220 million, respectively. These increases represent growth in these categories in the range of 45% to 49%.


         (4) The successful completion of a public offering of 1.4 million shares of the Company's common stock and its listing on the Nasdaq National Market System. The unique offering method utilized by the Company (the "Subscription and Community Offering") was a cost effective method of offering the shares that also placed the majority of the shares in the hands of existing shareholders and customers of the subsidiary banks.


         (5) The successful opening of three additional banking facilities during the year that expanded the geographical reach of the organization and enlarged the platform utilized by the Company to effectuate continued growth.


         (6) The Company's net interest margin improved to 3.41% in 1997 from 2.91% in 1996. The reduction in the ratio of noninterest expenses as a percent of average assets to 3.18% in 1997 from 4.05 % in 1996 despite the opening of three additional banking facilities in 1997 and the opening of Barrington Bank in late December 1996. The 3.18% ratio compares favorably to the Company's peer group that is at an average ratio of 3.29%.

         SECTION 162(M): The Compensation and Nominating Committee does not believe that the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), relating to the deductibility of compensation paid to the Named Executive Officers, will limit the deductibility of the executive compensation currently expected to be paid by the Company. The Compensation and Nominating Committee will continue to evaluate the impact of such provisions and to consider compensation policies and programs appropriate for an organization of the Company's size and history in an effort to address the potential impact, if any, in the future.

         CONCLUSION: The Compensation Committee believes the executive officers' individual compensation packages are designed in a manner which is consistent with the Company's overall compensation philosophy.

                                                     HOWARD D. ADAMS
                                                     PETER CRIST
                                                     MAURICE F. DUNNE
                                                     EUGENE HOTCHKISS III
                                                     JOHN LILLARD
                                                     JAMES MAHONEY
                                                     J. CHRISTOPHER REYES
                                                     HOLLIS RADEMACHER

PERFORMANCE GRAPH

The following performance graph compares the percentage change in the Company's cumulative shareholder return on common stock compared with the cumulative total return on composites of (1) all Nasdaq National Market stocks for United States companies (broad market index) and (2) all Nasdaq National Market bank stocks (peer group index). Cumulative shareholder return is computed by dividing the sum of the cumulative amount of dividends for the measurement period and the difference between the registrant's share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The Nasdaq National Market for United States companies index comprises all domestic common shares traded on the Nasdaq National Market and the Nasdaq Small-Cap Market. The Nasdaq National Market bank stocks index comprises all banks traded on the Nasdaq National Market and the Nasdaq Small-Cap Market.

The Company became subject to reporting its cumulative shareholder returns as of January 24, 1997 when the Company became a registrant under the Securities Exchange Act of 1934. Accordingly, the graph presents the cumulative shareholder returns from January 24, 1997 through December 31, 1997.

The document contains a performance graph comparing the percentage change in the Company's cumulative shareholder return on common stock compared with the cumulative total return on composites of (1) all Nasdaq National Market stocks for United States companies (broad market index) and (2) all Nasdaq National Market bank stocks (peer group index). The index values and dates plotted in such chart are presented below:

                                        1/24/97      3/31/97     6/30/97     9/30/97     12/31/97
                                        -------      -------     -------     -------     --------
Wintrust Financial Corporation              100       101.64      110.66      134.43       111.48
Nasdaq - Total US                           100        89.47      105.87      123.78       116.08
Nasdaq - Bank Index                         100       103.33      120.25      141.82       162.42

TRANSACTIONS WITH MANAGEMENT AND OTHERS

         Some of the executive officers and Directors of the Company are, and have been during the preceding three years, customers of the Bank, and some of the officers and Directors of the Company are direct or indirect owners of 10% or more of the stock of corporations which are, or have been in the past, customers of the Bank. As such customers, they have had transactions in the ordinary course of business of the Bank, including borrowings, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons. In the opinion of management of the Company, none of the transactions involved more than the normal risk of collectibility or presented any other unfavorable features. At December 31, 1997, the Bank had $9.2 million in loans outstanding to certain Directors and executive officers of the Company and certain executive officers of the Banks, which amount represented 13.4% of total shareholders' equity as of that date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers to file reports of holdings and transactions in the Company's Common Stock with the the Securities and Exchange Commission. The Company and its affiliates first became subject to such requirements in 1997. Based upon its review of copies of such reports and of trading in the Company's common stock, the Company is not aware of any late filings with the following exceptions: (1) Directors Graft, Horne and Rusin should have filed Form 3's in August, 1997 to report their holdings at the time they became directors of the Company in July, 1997; however, the appropriate forms were not filed until February, 1998 due to an oversight on the part of the Company to properly inform the new directors of the reporting requirements; (2) Director Schornack purchased 1,000 shares of common stock in November of 1997 that was not reported until 1998; and (3) after his resignation, James C. Knollenberg, a former director of the Company, sold shares of Common Stock in September 1997 that should have been reported on a Form 4 but were not reported until February 1998.


                              INDEPENDENT AUDITORS

         KPMG Peat Marwick LLP served as the Company's independent auditor for 1997. At a meeting held on April 20, 1998, the Board ratified and approved the recommendation of the Audit Committee to appoint KPMG Peat Marwick LLP as the Company's independent auditors for 1998. One or more representatives of KPMG Peat Marwick LLP will be present at the meeting and will have the opportunity to make a statement if they desire to do so and will be available at the meeting to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

         Shareholders' proposals intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received in writing by the Secretary of the Company no later than January 4, 1999, in order to be considered for inclusion in the proxy material for that meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. Furthermore, in order for any shareholder to properly propose any business for consideration at the 1999 Annual Meeting, including the nomination of any person for election as a director, written notice of the shareholder's intention to make such proposal must be furnished to the Company in accordance with the By-laws. It is anticipated that the deadline for such notice will be March 28, 1999.

                                 OTHER BUSINESS

         The Company is unaware of any other matter to be acted upon at the meeting for shareholder vote. In case of any matter properly coming before the meeting for shareholder vote, unless discretionary authority has been denied the proxy holders named in the proxy accompanying this statement shall vote them in accordance with their best judgment.


                                             BY ORDER OF THE BOARD OF DIRECTORS




                                             Edward J. Wehmer
                                             Secretary

The Directors and Officers of

Wintrust  Financial  Corporation
cordially invite you to attend our
1998 Annual Meeting of Shareholders
Thursday,  May 28, 1998, 2:00 p.m.
Deer Path Inn
255 East Illinois Road
Lake Forest, Illinois

IMPORTANT

Please complete both sides of the PROXY CARD, sign, date, detach and return in the enclosed envelope.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF NOT OTHERWISE SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED. THE UNDERSIGNED REVOKES ALL PROXIES HERETOFORE GIVEN TO VOTE AT SUCH MEETING AND ALL ADJOURNMENTS OR POSTPONEMENTS.







Dated _____________________

___________________________

___________________________



(Please sign here)

Please sign your name as it appears above. If executed by a corporation, a duly authorized officer should sign. Executors, administrators, attorneys, guardians and trustees should so indicate when signing. If shares are held jointly, at least one holder must sign.

Wintrust Financial Corporation

If you personally plan to attend the Annual Meeting of Shareholders, please check the box below and list the names of attendees on reverse side.

Return this stub in the enclosed envelope with your completed proxy card.


I/We do plan to attend
the 1998 meeting         ________

Wintrust Financial Corporation
REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John S. Lillard and Edward J. Wehmer as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Wintrust Financial Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 28, 1998 or any adjournment thereof.

      PROPOSAL 1 - ELECTION OF DIRECTORS (To be designated as Class II Directors with term ending in 2001.)
                   [   ]    FOR ALL NOMINEES LISTED BELOW
                            (Except as marked to the contrary below).

                   [   ]    WITHHOLD AUTHORITY to vote for all nominees below.
                            (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR
                            ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
                            NOMINEE'S NAME).

          BRUCE K. CROWTHER                  ALBIN F. MOSCHNER
          MAURICE F. DUNNE, JR.              INGRID S. STAFFORD
          WILLIAM C. GRAFT                   JANE R. STEIN
          MARGUERITE SAVARD MCKENNA          KATHARINE V. SYLVESTER




In their discretion, the Proxies are authorized to vote upon such other business as many properly come before the meeting.

(To be signed on the other side)